Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TANGOE, INC.
Pursuant to Section 242 and 245
of the General Corporation Law of
the State of Delaware

Tangoe, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”), incorporated on February 9, 2000 under the name TelecomRFQ, Inc., does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 and Section 245 of the DGCL, authorizing the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable.  The stockholders of the Corporation duly approved said proposed amendment and restatement in accordance with Section 242 and Section 245 of the DGCL.

The Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”) is hereby amended and restated in its entirety to read in full as follows:

ARTICLE I

The name of the Corporation is Tangoe, Inc. (the “Corporation”).

ARTICLE II

The Address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

At the time this Amended and Restated Certificate of Incorporation becomes effective pursuant to the DGCL (the “Effective Time”), the total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) one hundred three million (103,000,000) shares of Common Stock, $.0001 par value per share (“Common Stock”) and (ii) 70,221,184 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                   COMMON STOCK.

1.  General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.  Voting.  The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.

Except as otherwise provided in the Corporation’s Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.  Dividends.  Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4.  Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.                                     PREFERRED STOCK.

Subject to receipt of any shareholder approvals required in Article IV, Section C(3)(c) hereof, and that certain Eighth Amended and Restated Investor’s Rights Agreement dated as of July 25, 2008, as amended, (the “Investor Rights Agreement”), Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Subject to receipt of any shareholder approvals required in Article IV, Section C(3)(c) hereof, and the Investor Rights Agreement, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.  Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.                                     CONVERTIBLE PREFERRED STOCK.

Three million seven hundred eighty thousand (3,780,000) shares of the authorized Preferred Stock of the Corporation are hereby designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), eight million four hundred seven thousand six hundred forty two (8,407,642) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), four million one hundred fourteen thousand five hundred thirty-nine (4,114,539) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), two million nine hundred ninety thousand one hundred nineteen (2,990,119) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), four million, two hundred thirty-five thousand seven hundred fifty-nine (4,235,759) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series D1 Convertible Preferred Stock (the “Series D1 Preferred Stock”), ten million nine hundred seventy-nine thousand seven hundred twenty-nine (10,979,729) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series E Convertible Preferred Stock (the “Series E Preferred Stock”), eleven million forty thousand two hundred eighteen (11,040,218) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series F Convertible Preferred Stock (the “Series F Preferred Stock”), twenty-one million eight hundred sixty-three thousand four hundred twenty-four (21,863,424) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series 1 Convertible Preferred Stock (the “Series 1 Preferred Stock”), two million eight hundred nine thousand seven hundred fifty-four (2,809,754) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series 2 Convertible Preferred Stock (the “Series 2 Preferred Stock” and collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D1 Preferred Stock, the Series E Preferred Stock, the Series F

Preferred Stock and the Series 1 Preferred Stock, the “Senior Preferred Stock”) each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.  Dividends.

(a)  Except as provided herein, the holders of Series A Preferred Stock and Common Stock shall not be entitled to receive any dividends.  The Corporation shall not declare, pay or set aside any dividends (other than dividends payable in shares of Common Stock) on shares of Common Stock unless the holders of Senior Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Senior Preferred Stock respectively equal to the product of (i) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Sensor Preferred Stock is then convertible.

(b)  Except for dividends payable upon redemption of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D1 Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock as provided in Section 1(c) through Section 1(h) below, the Corporation shall not declare, pay or set aside any dividends on shares of any series of Senior Preferred Stock unless the Corporation simultaneously declares, pays or sets aside, as applicable, dividends on the shares of all series of Senior Preferred Stock then outstanding on a pari passu basis, determined as if all such shares of Senior Preferred Stock had been converted into Common Stock on the record date for determination of holders entitled to receive such dividend.

(c)  The holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.02692 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series B Preferred Stock in accordance with Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series B Preferred Stock.

(d)  The holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.03138 per share per annum (subject to appropriate adjustment in the event of any stock dividends stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series C Preferred Stock in accordance with Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series C Preferred Stock.

(e)  The holders of Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.05099 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series D Preferred Stock in accordance with Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series D Preferred Stock.

(f)  The holders of Series D1 Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.05099 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series D1 Preferred Stock in accordance with Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the earlier of (i) the date of issuance of each share of Series D1 Preferred Stock or (ii), if applicable, the date of issuance of each share of Series D Preferred Stock for which such share of Series D1 Preferred Stock was exchanged.

(g)  The holders of Series E Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.0592 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series E Preferred Stock in accordance with Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series E Preferred Stock.

(h)  The holders of Series F Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.0942 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series F Preferred Stock in accordance with Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series F Preferred Stock.

2.  Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sates.

(a)  Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Senior Preferred Stock by reason of their ownership thereof, an amount equal to the greater of (i) $1.1776 per share in the case of the Series F Preferred Stock; $.74 per share in the case of the Series E Preferred Stock; $.847742 per share in the case of the Series D1 Preferred Stock, $.6374 per share in the case of the Series D Preferred Stock, $.3923 per share in the case of the Series C Preferred Stock; $.3365781 per share, in the case of the Series B Preferred Stock; $.25 per share in the case of the Series A Preferred Stock; $.7058 per share in the case of the Series 1 Preferred Stock; and $.7983 per share in the case of the Series 2 Preferred Stock (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared pursuant to Sections 1(a) or 1(b) above (but excluding any dividends referred to in Section 1(c) through Section 1(h), which shall be cancelled) but unpaid thereon, or (ii) such amount per share as would have been payable had each share of the Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the greater of (i) or (ii) is hereinafter referred to as the “Series F Liquidation Amount” “Series E Liquidation Amount,” “Series D1 Liquidation Amount,” “Series D Liquidation Amount,” “Series C Liquidation Amount,” “Series B Liquidation Amount,” “Series A Liquidation Amount,” “Series 1 Liquidation Amount” and the “Series 2 Liquidation Amount” as applicable).  If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Senior Preferred Stock, and any class or series of stock ranking on liquidation on a parity with the Senior Preferred Stock, the full amount to which such holders shall be entitled, the holders of shares of Senior Preferred Stock, and any class or series of stock ranking on liquidation on a parity with the Senior Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)  Payments to Holders of Junior Stock.  After the payment of all preferential amounts required to be paid to the holders of the Senior Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on parity with the Senior Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other class or series of stock ranking on liquidation junior to the Senior Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

(c)  Deemed Liquidation Events.

(i)  The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a “Deemed Liquidation Event”) unless the holders of at least two-thirds of each series (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Senior Preferred Stock, agree in writing that such an event not be considered a Deemed Liquidation Event; provided, however, that for all purposes of this Subsection 2(c) (including Subsections 2(c)(i), (ii) and (iii)), the Series D Preferred Stock and the Series D1 Preferred Stock shall vote together as a single series of Preferred Stock:

(A)                              a merger or consolidation in which:

(I)                                    the Corporation is a constituent party or

(II)                                a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation, in approximately the same proportion as such shares were held immediately prior to such merger or consolidation, at least a majority, by voting power and economic interest, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B)                                the sale or exclusive license, in a single transaction or series of related transactions, by the Corporation of all or substantially all of the assets or intellectual property of the Corporation (except where such sale or exclusive license is to a wholly owned subsidiary of the Corporation).

(ii)  The Corporation shall not effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A) above unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above or (B) the holders of at least two-thirds of each series (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Senior Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Subsections 2(a) and 2(b).

(iii)  In the event of a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(B) above, if the Corporation does not effect a dissolution of the Corporation under the DGCL within 60 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Senior Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Senior Preferred Stock, and (B) if the holders of at least two-thirds of each series (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Senior Preferred Stock acting so request in a written instrument delivered to the Corporation not later than 75 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), to the extent legally available therefor (the “Net Proceeds”), to redeem, on the 90th day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), all outstanding shares of Senior Preferred Stock at a price per share equal to the Series F Liquidation Amount, the Series E Liquidation Amount, the Series D1 Liquidation Amount, the Series D Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount, the Series A Liquidation Amount, the Series 1 Liquidation Amount and the Series 2 Liquidation Amount as the case may be.  In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock, the holders of the Senior Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full).  The provisions of Subsections 6(h) through 6(m) below shall apply (except that the Redemption Price shall not include any dividends referred to in Section 1(c) through Section 1(h), which shall be cancelled), with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Senior Preferred Stock pursuant to this Subsection 2(c)(iii).  If the Net Proceeds exceed the amount necessary to so redeem all outstanding shares of Senior Preferred Stock, such excess Net Proceeds shall be paid, promptly following the Liquidation Redemption Date, as a dividend on the outstanding shares of Common Stock as of the Liquidation Redemption Date.  Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

(iv)  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, license or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3.  Voting.

(a)  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the express provisions of this Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b)  The holders of record of the shares of Series F Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director (the “Series F Director”), the holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director (the “Series E Director”), the holders of record of the shares of Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock exclusively and voting together as a single class, shall be entitled to elect two (2) directors (the “Series D-B Directors”), the holders of record of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect two (2) directors (the “Series 1 and 2 Directors” and, together with the Series D-B Directors, the Series F Director and Series E Director, the “Preferred Directors”), and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect one (1) director of the Corporation.  At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series F Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series F Preferred Stock for the purpose of electing the director by holders of the Series F Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series E Preferred Stock for the purpose of electing the director by holders of the Series E Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of

Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock for the purpose of electing the directors by holders of the Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock voting together as a single class, the presence in person or by proxy of the holders of a majority of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3 (a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series 1 Preferred Stock and the Series 2 Preferred Stock for the purpose of electing the directors by holders of the Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class, the presence in person or by proxy of the holders of a majority of the shares of Common Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Common Stock for the purpose of electing the director by holders of the Common Stock.  A vacancy in the directorship filled by the holders of Series F Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series F Preferred Stock.  A vacancy in the directorship filled by the holders of Series E Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series E Preferred Stock.  A vacancy in any directorship filled by the holders of Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock (voting together as a single class) or by the remaining director elected by the holders of Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock pursuant to this Subsection 3(b).  A vacancy in the directorship filled by the holders of Series 1 Preferred Stock and Series 2 Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series 1 Preferred Stock and Series 2 Preferred Stock (voting together as a single class) or by the remaining director elected by the holders of Series 1 Preferred Stock and Series 2 Preferred Stock pursuant to this Subsection 3(b).  A vacancy in the directorship filled by the holders of Common Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Common Stock.

(c)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner, create, authorize or issue a class or series of stock that has any power, preference or special right which is either pari passu or superior to the powers, preferences or special rights of any of the Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class.

(d)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner (including, without limitation, by amendment, merger, consolidation or otherwise), amend,  alter or repeal the powers, preferences or special rights of the Series F Preferred Stock, or change the method of electing the Series F Director, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class.

(e)  The Corporation shall not, without the written consent or affirmative vote of the holders of (i) at least 67% of the shares of the Senior Preferred Stock, acting together as a single class, (ii) at least 50% of the shares of the Series E Preferred Stock then outstanding, (iii) at least 50% of the shares of the Series F Preferred Stock then outstanding and (iv) a majority of the shares of the Series 1 Preferred Stock and the Series 2 Preferred Stock then outstanding, acting together as a single class:

(i)  merge with or into or consolidate, or permit any Corporate Subsidiary to merge with or into or consolidate, with any other entity (other than a merger or consolidation solely between the Corporation and one or more Corporate Subsidiaries or among Corporate Subsidiaries), or transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Corporation’s securities if, after such transfer, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity);

(ii)  sell, lease, or otherwise dispose of properties or assets having a book value representing more than 50% of the Corporation’s net tangible assets as of the end of the most recent fiscal quarter; or

(iii)  liquidate, dissolve or effect a recapitalization or reorganization (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity);

provided however, that notwithstanding anything to the contrary contained herein, the separate voting rights granted to the holders of Series F Preferred Stock, Series E Preferred Stock, and Series 1 Preferred Stock and Series 2 Preferred Stock of in this Section 3(e) shall not apply to any transaction or series of transactions contemplated by the Corporation pursuant to which the holders of Series E Preferred Stock, the Series 1 Preferred Stock and the Series 2 Preferred Stock shall be entitled to receive consideration per share equal to or greater than $1.48 (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of this Certificate); provided further, that, notwithstanding anything to the contrary contained herein, the separate voting rights granted to the holders of the Series F Preferred Stock in this Section 3(e) shall not apply to any transaction or series of transactions contemplated by the Corporation pursuant to which the holders of Series F Preferred Stock shall be entitled to receive consideration (in cash or liquid securities) per share equal to or greater than (i) in the event such transaction occurs on or before July 25, 2009, $2.060975 (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of this Certificate) or (ii) in the event such transaction occurs after July 25, 2009, $23554 (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of this Certificate).  For purposes of this Section 3(e), the term “Corporate Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Corporation (or another Corporate Subsidiary) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(f)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner, amend, alter or repeal the powers, preferences or special rights of the Series E Preferred Stock in a manner that affects them adversely, or change the method of electing the Series E Director, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class.

(g)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series D Preferred Stock and Series D1 Preferred Stock in a manner that affects them adversely in a substantially similar manner without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock and Series D1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class, given in writing or by vote at a meeting.

(h)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of either the Series D Preferred Stock or the Series D1 Preferred Stock, as applicable, in a manner that affects either, but not both, of them adversely without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock or Series D1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), as applicable, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(i)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series C Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(j)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series B Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(k)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series A Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(l)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner, amend, alter or repeal the powers, preferences or special rights of the Series 1 Preferred Stock and Series 2 Preferred Stock in a manner that affects them adversely in a substantially similar manner, or change the method of electing the Series 1 and 2 Directors, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class.

(m)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of either the Series 1 Preferred Stock or the Series 2 Preferred Stock, as applicable, in a manner that affects either, but not both, of them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series 1 Preferred Stock or Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), as applicable, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(n)  Notwithstanding anything in this Section 3 to the contrary, an amendment of this Certificate of Incorporation that authorizes a new series of Preferred Stock, including, without limitation, with powers, preferences or special rights that are pari passu or senior to any of the Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and/or Series 2 Preferred Stock, shall not be deemed to amend, alter or repeal the powers, preferences or special rights of, or to otherwise be adverse to any of the Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and/or Series 2 Preferred Stock.

4.  Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)  Right to Convert.

(i)  Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.1776 by the Series F Conversion Price (as defined below) in effect at the time of conversion.  The “Series F Conversion Price” shall initially be $1.1776.  Such initial Series F Conversion Price, and the rate at which shares of Series F Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ii)  Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.74 by the Series E Conversion Price (as defined below) in effect at the time of conversion.  The “Series E Conversion Price” shall initially be $.74.  Such initial Series E Conversion Price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(iii)  Each share of Series D1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.6374 by the Series D1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series D1 Conversion Price” shall initially be $.6374.  Such initial Series D1 Conversion Price, and the rate at which shares of Series D1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(iv)  Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.6374 by the Series D Conversion Price (as defined below) in effect at the time of conversion.  The “Series D Conversion Price” shall initially be $.6374.  Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(v)  Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.3923 by the Series C Conversion Price (as defined below) in effect at the time of conversion.  The “Series C Conversion Price” shall initially be S.3923.  Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(vi)  Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.3365781 by the Series B Conversion Price (as defined below) in effect at the time of conversion.  The “Series B Conversion Price” is currently $.3365781.  Such Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(vii)  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.25 by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” is currently $.25.  Such Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(viii)  Each share of Series 1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.7058 by the Series 1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series 1 Conversion Price” is currently $.7058.  Such Series 1 Conversion Price, and the rate at which shares of Series 1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ix)  Each share of Series 2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.7983 by the Series 2 Conversion Price (as defined below) in effect at the time of conversion.  The “Series Conversion Price” is currently $.7983.  Such Series 2 Conversion Price, and the rate at which shares of Series 2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  The Series F Conversion Price, Series E Conversion Price, Series D Conversion Price, Series D1 Conversion Price, Series C Conversion Price, Series B Conversion Price, Series A Conversion Price, Series 1 Conversion Price and the Series 2 Conversion Price may each hereinafter be referred to as a “Conversion Price”.

(x)  In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.  In the event of such a redemption or liquidation, dissolution or winding up, the Corporation shall provide to each holder of shares of Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least 15 days prior to the termination of the Conversion Rights and (ii) state the amount per share of Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(b)  Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series F Conversion Price, Series E Conversion Price, Series D1 Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price Series A Conversion Price, Series 1 Conversion Price or the Series 2 Conversion Price, as the case may be.

(c)  Mechanics of Conversion.

(i)  In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the applicable series of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)  The Corporation shall at all times when any Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock.  Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted applicable Conversion Price.

(iii)  Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared or accrued but unpaid dividends on the applicable series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared or accrued pursuant to Sections 1(a) or 1(b) above (but excluding any dividends referred to in Section 1(c) through Section 1(h), which shall be cancelled) but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly,

(v)  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)  Adjustments to Conversion Price for Diluting Issues.

(i)  Special Definitions.  For purposes of this Section 4, the following definitions shall apply:

(A)                              “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)                                “Original Issue Date” shall mean the date on which a share of Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock,  Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock, as the case may be, was first issued; provided, however, that to the extent a share of Series D1 Preferred Stock was issued in exchange for a share of Series D Preferred Stock, the “Original Issue Date” of such share of Series D1 Preferred Stock shall be the date such exchanged shares of Series D Preferred Stock was issued.

(C)                                “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for

Common Stock (including, but not limited to, warrants to purchase the Corporation’s capital stock), but excluding Options.

(D)                               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Effective Time, other than;

(I)                                    shares of Common Stock issued or deemed issued as a dividend or distribution on Preferred Stock;

(II)                                shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)                            up to 21,428,102 shares (subject to appropriate adjustment in the event of any future stock dividend, stock split, combination or similar recapitalization affecting such shares) of Common Stock issued or deemed issued to employees or directors of, or consultants to) the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation whether issued before or after the Effective Time (provided that any options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options) pursuant to the terms of any such plan, agreement or arrangement);

(IV)                            shares issued upon the exercise of any Options or Convertible Securities outstanding as of the Effective Time; or

(V)                                capital stock issued by the Corporation in connection  with  an  acquisition  of a  business pursuant to a transaction that has been approved by the Board of Directors of the Corporation, including the one director elected by the holders of Series F Preferred Stock, the one director elected by the holders of Series E Preferred  Stock, the two directors elected by the holders of Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class and the two directors elected by the holders of Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class.

(ii)  No Adjustment of Conversion Price.  (A) No adjustment in the Series F Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series F Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series F Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (B) No adjustment in the Series E Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series E Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (C) No adjustment in the Series D Conversion Price or Series D1 Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (1) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series D Conversion Price or Series D1 Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock or Series D1 Preferred Stock (each as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (D) No adjustment in the Series C Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series C Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (E) No adjustment in the Series B Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series B Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (F) No adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (G) No adjustment in the Series 1 Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series 1 Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series 1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (H) No adjustment in the Series 2 Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if:  (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series 2 Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

(iii)  Issue of Securities Deemed  Issue of Additional  Shares of Common Stock.

(A)                              If the Corporation at any time or from time to time on or after the Effective Time shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(D) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible

Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)                                If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease or increase in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price immediately prior to such adjustment, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original  adjustment date and such readjustment date.

(C)                                If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(D) above), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Effective Time), are revised on or after the Effective Time (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                               Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, the applicable Conversion Price shall be readjusted to such applicable Conversion Price as would have obtained had such unexercised Option or unexchanged or unconverted Convertible Security not been issued.

(E)                                 No adjustment in the applicable Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options for which an adjustment pursuant to paragraph (iv) below has previously been made or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities for which an adjustment pursuant to paragraph (iv) below above has previously been made.

(iv)  Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock.

(A)                              In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series F Conversion Price in effect immediately prior to such issue, then the Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series F Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series F Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(B)                                In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series E Conversion Price in effect immediately prior to such issue, then the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(C)                                In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of

Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series D1 Conversion Price in effect immediately prior to such issue, then the Series D1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D1 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D1 Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(D)                               In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(E)                                 In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(F)                                 In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(G)                                In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(H)                               In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series 1 Conversion Price in effect immediately prior to such issue, then the Series 1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series 1 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series 1 Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(I)                                    In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)} but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series 2 Conversion Price in effect immediately prior to such issue, then the Series 2 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series 2 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series 2 Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(v)  Determination of Consideration.  For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)                              Cash and Property:  Such consideration shall:

(I)                                    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)                                insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by a majority of the Board of Directors (including at least four Preferred Directors) of the Corporation; and

(III)                            in the event Additional Shares of Common Stock are issued  together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by a majority of the Board of Directors (including at least four Preferred Directors) of the Corporation.

(B)                                Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I)                                    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)                                the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)  Multiple Closing Dates.  In the event the Corporation shall issue on more than one date, Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock and which result in an adjustment to the applicable Conversion Price pursuant to Subsection 4(d)(iv) above, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)  Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time on or after the Effective Time effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Preferred Stock, the applicable Conversion Price then in effect immediately before that subdivision or combination shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Effective Time combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Preferred Stock, the applicable Conversion Price then in effect immediately before the combination or subdivision shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)  Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time on or after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)                                  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g)  Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time on or after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or record date, as the case may be.

(h)  Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

(i)  Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the respective Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

(j)  Notice of Record Date.  In the event:

(i)  the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii)  of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

(iii)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.  Mandatory Conversion.

Upon the earlier of (A) a firm commitment underwritten public offering through a nationally recognized underwriter on a nationally recognized exchange in the United States or United Kingdom of shares of Common Stock resulting in at least $40,000,000 of net proceeds (gross proceeds minus the expenses incurred in offering and distributing the shares to the public) to the Corporation and the pre-money equity valuation of the Corporation on a fully diluted basis is at least (i) $200,000,000 or (ii) between $175,000,000 and $200,000,000 so long as the public offering is designated a “Qualifying Public Offering” by action of all the incumbent directors of the Board of Directors with the exception of the Series F Director (a “Qualifying Public Offering”) or (B) a date agreed to in writing by the holders of (i) at least a majority of the Series F Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting exclusively as a separate class and (ii) at least sixty-seven percent (67%) of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class (the “Mandatory Conversion Date”) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Preferred Stock.

(a)  All holders of record of shares of Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date.  Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of DGCL, to each record holder of Preferred Stock.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5.  On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon pursuant to Sections 1(a) or 1(b) above (but excluding any dividends referred to in Section 1(c) through Section 1(h) above, which shall be cancelled),  if so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing.  As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(b)  All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.  Such converted Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need far stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.  Redemption.  For purposes of this Section 6, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock shall collectively be referred to as “Redeemable Preferred Stock.”

(a)  Mandatory Redemption of Series B Preferred Stock; Three Installments.  Shares of Series B Preferred Stock shall be redeemed by the Corporation at a price equal to $.3365781 per share (the “Series B Base Redemption Amount”), plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series B Dividend Accrual” and together with the Series B Base Redemption Amount, the “Series B Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series B Preferred Stock, of notice requesting redemption of all shares of Series B Preferred Stock (the date of each such installment being referred to as a “Series B Redemption Date”).  On each Series B Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder, that number of outstanding shares of Series B Preferred Stock determined by dividing (i) the total number of shares of Series B Preferred Stock outstanding immediately prior to such Series B Redemption Date by (ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series B Preferred Stock on any Series B Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(b)  Mandatory Redemption of Series C Preferred Stock; Three Installments.  Shares of Series C Preferred Stock shall be redeemed by the Corporation at a price equal to $.3923 per share (the “Series C Base Redemption Amount”), plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series C Dividend Accrual” and together with the Series C Base Redemption Amount, the “Series C Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series C Preferred Stock, of notice requesting redemption of all shares of Series C Preferred Stock (the date, of each such installment being referred to as a “Series C Redemption Date”).  On each Series C Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock outstanding immediately prior to such Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series C Preferred Stock on any Series C Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(c)  Mandatory Redemption of Series D Preferred Stock and Series D1 Preferred Stock; Three Installments.  Shares of Series D Preferred Stock and Series D1 Preferred Stock shall be redeemed by the Corporation at a price equal to $.6374 per share (the “Series D Base Redemption Amount” and the “Series D1 Base Redemption Amount,” respectively), plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series D Dividend Accrual” and the “Series D1 Dividend Accrual,” respectively and together with the Series D Base Redemption Amount and the Series D1 Base Redemption Amount, respectively, the “Series D Redemption Price” and “Series D1 Redemption Price,” respectively), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3 (a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series D Preferred Stock and Series D1 Preferred Stock, voting together as a single class, of notice requesting redemption of all shares of Series D Preferred Stock and Series D1 Preferred Stock (the date of each such installment being referred to as a “Series D and D1 Redemption Date”).  On each Series D and D1 Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series D Preferred Stock and/or Series D1 Preferred Stock owned by each holder, that number of outstanding shares of Series D Preferred Stock and/or Series D1 Preferred Stock, as applicable, determined by dividing (i) the total number of shares of Series D Preferred Stock outstanding immediately prior to such Series D Redemption Date by (ii) the number of remaining Series D and D1 Redemption Dates (including the Series D and D1 Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series D Preferred Stock and Series D1 Preferred Stock on any Series D and D1 Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(d)  Mandatory Redemption of Series E Preferred Stock; Three Installments.  Shares of Series E Preferred Stock shall be redeemed by the Corporation at a price equal to $.74 per share (the “Series E Base Redemption Amount”), plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series E Dividend Accrual” and together with the Series E Base Redemption Amount, the “Series E Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series E Preferred Stock, of notice requesting redemption of all shares of Series E Preferred Stock (the date of each such installment being referred to as a “Series E Redemption Date”).  On each Series E Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series E Preferred Stock owned by each holder, that number of outstanding shares of Series E Preferred Stock determined by dividing (i) the total number of shares of Series E Preferred Stock outstanding immediately prior to such Series E Redemption Date by (ii) the number of remaining Series E Redemption Dates (including the Series E Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series E Preferred Stock on any Series E Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(e)  Mandatory Redemption of Series F Preferred Stock; Three Installments.  Shares of Series F Preferred Stock shall be redeemed by the Corporation at a price equal to $1.1776 per share (the “Series F Base Redemption Amount”), plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series F Dividend Accrual” and together with the Series F Base Redemption Amount, the “Series F Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series F Preferred Stock, of notice requesting redemption of all shares of Series F Preferred Stock (the date of each such installment being referred to as a “Series F Redemption Date”).  On each Series F Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series F Preferred Stock owned by each holder, that number of outstanding shares of Series F Preferred Stock determined by dividing (i) the total number of shares of Series F Preferred Stock outstanding immediately prior to such

Series F Redemption Date by (ii) the number of remaining Series F Redemption Dates (including the Series F Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series F Preferred Stock on any Series F Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The Series B Dividend Accrual, the Series C Dividend Accrual, the Series D Dividend Accrual, the Series D1 Dividend Accrual, the Series E Dividend Accrual and the Series F Dividend Accrual may each hereinafter be referred to as a “Dividend Accrual.”

(f)  Mandatory Redemption of Series 1 Preferred Stock; Three Installments.  Shares of Series 1 Preferred Stock shall be redeemed by the Corporation at a price per share equal to $.7058 (the “Series 1 Base Redemption Amount”) plus an amount equal to $.056464 multiplied by the number of years elapsed (pro rated for any partial year based on the actual number of days elapsed in the partial year and a 365 day year) from the date of issuance of each share of Series 1 Preferred Stock to the applicable Series 1 Redemption Date (defined below), without compounding (the “Series 1 Accreted Amount” and together with the Series 1 Base Redemption Amount, the “Series 1 Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series 1 Preferred Stock, of notice requesting redemption of all shares of Series 1 Preferred Stock (the date of each such installment being referred to as a “Series 1 Redemption Date”).  On each Series 1 Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series 1 Preferred Stock owned by each holder, that number of outstanding shares of Series 1 Preferred Stock determined by dividing (i) the total number of shares of Series 1 Preferred Stock outstanding immediately prior to such Series 1 Redemption Date by (ii) the number of remaining Series 1 Redemption Dates (including the Series 1 Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series 1 Preferred Stock on any Series 1 Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(g)  Mandatory Redemption of Series 2 Preferred Stock; Three Installments.  Shares of Series 2 Preferred Stock shall be redeemed by the Corporation at a price per share equal to $.7983 (the “Series 2 Base Redemption Amount”) plus an amount equal to $.063864 multiplied by the number of years elapsed (pro rated for any partial year based on the actual number of days elapsed in the partial year and a 365 day year) from the date of issuance of each share of Series 2 Preferred Stock to the applicable Series 2 Redemption Date (defined below), without compounding (the “Series 2 Accreted Amount” and together with the Series 2 Base Redemption Amount, the “Series 2 Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2013 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series 2 Preferred Stock, of notice requesting redemption of all shares of Series 2 Preferred Stock (the date of each such installment being referred to as a “Series 2 Redemption Date”).  On each Series

2 Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series 2 Preferred Stock owned by each holder, that number of outstanding shares of Series 2 Preferred Stock determined by dividing (i) the total number of shares of Series 2 Preferred Stock outstanding immediately prior to such Series 2 Redemption Date by (ii) the number of remaining Series 2 Redemption Dates (including the Series 2 Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series 2 Preferred Stock on any Series 2 Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The Series B Base Redemption Amount, Series C Base Redemption Amount, Series D Base Redemption Amount, Series D1 Base Redemption Amount, Series E Base Redemption Amount, Series F Base Redemption Amount, Series 1 Base Redemption Amount and the Series 2 Base Redemption Amount may each hereinafter be referred to as a “Base Redemption Amount”.  The Series 1 Accreted Amount and the Series 2 Accreted Amount may each hereinafter be referred to as an “Accreted Amount.”

(h)  Redemption Notice.  Following receipt by the Corporation of written notice from at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of any series of Redeemable Preferred Stock requesting redemption of all shares of such series of Redeemable Preferred Stock (a “Redemption Election”), the Corporation shall notify all holders of Redeemable Preferred Stock within 15 days of its receipt thereof.  Any series of Redeemable Preferred Stock may elect thereafter to redeem its Redeemable Preferred Stock contemporaneously with the electing series (but on the terms and conditions set forth for such holder’s series of Redeemable Preferred Stock), by delivering to the Corporation written notice from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of such series of Redeemable Preferred Stock, of notice requesting redemption of all shares of such series of Redeemable Preferred Stock, not later than 30 business days after receipt of the notice from the Corporation of the Redemption Election.  For the purposes hereof, notice shall be deemed to have been delivered upon personal delivery to the party to be notified or when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient; if not on the next business day, or five (5) days after having been sent registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after deposit with a national recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case to such party’s address as reflected on the books and records of the Corporation.  If more than one series of Redeemable Preferred Stock elects to be redeemed at the same time and the Corporation does not have sufficient funds legally available to redeem all applicable shares of Redeemable Preferred Stock on any applicable Redemption Date, then the Corporation shall (i) first redeem a pro rata portion of each applicable holder’s shares of Redeemable Preferred Stock, at the Base Redemption Amount applicable for each Series of Redeemable Preferred Stock, on a pari passu basis (calculated based upon the respective amounts which would be payable to the holders on such Redemption Date if the Corporation had sufficient funds legally available to redeem in full all shares of Redeemable Preferred Stock that should have been redeemed on such date) out of funds legally available therefor, (ii) second, redeem the remaining shares of Redeemable Preferred Stock, at the Base Redemption Amount

applicable for each Series of Redeemable Preferred Stock, that should have been redeemed as soon as practicable after the Corporation has funds legally available therefor on a pari passu basis and (iii) third, pay a pro rata portion of each applicable holder’s Dividend Accrual or Accreted Amount, as the case may be, that should have been paid as soon as practicable after the Corporation has funds legally available therefor on a pari passu basis.

(i)  Written notice of the mandatory redemption (the “Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of Redeemable Preferred Stock at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of DGCL, not less than 30 days prior to each Series F Redemption Date, Series E Redemption Date, Series D1 Redemption Date, Series D Redemption Date, Series C Redemption Date, Series B Redemption Date, Series 1 Redemption Date or Series 2 Redemption Date, as the case maybe.  Each Redemption Notice shall state:

(I)                                    the number and type of shares of Redeemable Preferred Stock held by the holder that the Corporation shall redeem on the respective Redemption Date specified in the Redemption Notice;

(II)                                the respective Redemption  Date and the applicable Redemption Price;

(III)                            the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4(a)); and

(IV)                            that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed.

(j)  Surrender of Certificates; Payment.  On or before the respective Redemption Date, each holder of shares of one or more series of Redeemable Preferred Stock to be redeemed on such respective Redemption Date, unless such holder has exercised his right to convert such shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the applicable Redemption Notice, and thereupon the respective Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event less than all of the shares of any series of Redeemable Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Redeemable Preferred Stock, as the case may be, shall promptly be issued.

(k)  Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Redeemable Preferred Stock to be redeemed on such respective Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of Redeemable Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Redeemable Preferred Stock shall cease to accrue after such respective Redemption Date and all rights with respect to such shares shall forthwith after the respective Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

(l)  Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred as shares of Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock, as the case may be.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock following redemption or repurchase.

(m)  Other Redemptions or Acquisitions.  Neither the Corporation nor any subsidiary shall redeem or otherwise acquire any shares of Redeemable Preferred Stock, except (i) as expressly authorized herein, (ii) with the written consent of the holders of a majority of the outstanding snares of Redeemable Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class, or (iii) or pursuant to a purchase offer made pro rata to all holders of such series of Redeemable Preferred Stock on the basis of the number of shares of Preferred Stock owned by each such holder.

7.  Waiver.  Any of the rights of the holders of Series F Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series F Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series E Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any rights set forth herein that are common or substantially similar to both the Series D Preferred Stock and Series D1 Preferred Stock may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of the Series D Preferred Stock and the Series D1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding, voting together as a single class.  Any rights set forth herein that that affect either the Series D Preferred Stock or Series D1 Preferred Stock, but not both, may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of the Series D Preferred Stock or the Series D1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding, as applicable, voting separately as a class.  Any of the rights of the holders of Series C Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series C Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series A Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series 1 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series 1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series 2 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.

8.  Certain Opportunities.  The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in, any Investor Business Opportunity.  An “Investor Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series F Preferred Stock, Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.  To the fullest extent permitted by law, the Corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory that could limit any Covered Person from pursuing or engaging in any Investor Business Opportunity.

ARTICLE V

The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation from time to time, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal the bylaws adopted by the Board of Directors.

ARTICLE VI

Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE VII

7.1                                 A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.  The foregoing shall not eliminate or limit any liability that may exist with respect to (1) a breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit.

7.2                                 (a)                                  Each person (and their heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of the another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL.  The right to indemnification conferred in this ARTICLE VII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL.  The right to indemnification conferred in this ARTICLE VII shall be a contract right.

(b)  The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

7.3                                 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the DGCL.

7.4                                 The rights and authority conferred in this ARTICLE VII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

7.5                                 Neither the amendment not repeal of this ARTICLE VII nor the adoption of any provision of this Certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE VII in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE VIII

The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the DGCL and, with the sole exception of those rights and powers conferred under the above ARTICLE VII, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 24th day of July 2008.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGOE, INC.

*********

The undersigned, Albert R. Subbloie, Jr., President and Chief Executive Officer of TANGOE, INC. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1.                                       The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 24, 2008.

2.                                       The Amended and Restated Certificate of Incorporation is hereby amended as follow:

(a)                                  The introductory paragraph of Article IV is here amended by increasing the number of shares of Common Stock that the Corporation has authority to issue from one hundred three million (103,000,000) to one hundred five million (105,000,000).

(b)                                 The first sentence of Section C.3(b) of Article IV is hereby deleted and replaced with the following:

“The holders of record of the shares of Series F Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director (the “Series F Director”), the holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director (the “Series E Director”), the holders of record of the shares of Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock exclusively and voting together as a single class, shall be entitled to elect two (2) directors (the “Series D-B Directors”), the holders of record of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect two (2) directors (the “Series 1 and 2 Directors” and, together with the Series D-B Directors, the Series F Director and Series E Director, the “Preferred Directors”), the holders of record of the shares of Common Stock, exclusively and as a separate class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect one (1) director of the Corporation and the holders of record of the shares of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation.”

(c)                                  Section C.3(b) of Article IV is further amended by adding the following sentence to the end of such section:

“A vacancy in the directorship filled by the holders of the Common Stock and the Preferred Stock voting together as a single class shall be filled by a majority vote of the remaining directors of the Corporation.”

(d)                                 Section C.4(d)(i)(D)(III) of Article IV is hereby amended by increasing the number of shares of Common Stock referenced in Section C.4(d)(i)(D)(III) of Article IV of the Amended and Restated Certificate of Incorporation from 21,428,102 to 23,428,102.

3.                                       This amendment of the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 9th day of March, 2009.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
Its: President and Chief Executive Officer

SECOND AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGOE, INC.

*********

The undersigned, Albert R. Subbloie, Jr., President and Chief Executive Officer of TANGOE, INC. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1.                                       The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 24, 2008.

2.                                       The Amended and Restated Certificate of Incorporation, as amended to date, is hereby further amended as follow:

(a)                                  The introductory paragraph of Article IV is hereby amended by increasing the number of shares of Common Stock that the Corporation has authority to issue from one hundred five million (105,000,000) to one hundred sixteen million five hundred thousand (116,500,000).

(b)                                 Section C.4(d)(i)(D)(III) of Article IV is hereby amended by increasing the number of shares of Common Stock referenced in Section C.4(d)(i)(D)(III) of Article IV of the Amended and Restated Certificate of Incorporation from 23,428,102 to 34,928,102.

3.                                       This Second Amendment of the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 30th day of September, 2009.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
Its: President and Chief Executive Officer

THIRD AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGOE, INC.

* * * * * * * * *

The undersigned, Albert R. Subbloie, Jr., President and Chief Executive Officer of TANGOE, INC.  (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1.                                       The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 24, 2008.

2.                                       The Amended and Restated Certificate of Incorporation, as amended to date, is hereby further amended as follow:

(a)           The introductory paragraph of Article IV is hereby amended by increasing the number of shares of Common Stock that the Corporation has authority to issue from one hundred sixteen million five hundred thousand (116,500,000) to one hundred twenty million four hundred thousand (120,400,000).

3.                                       This Third Amendment of the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 16th day of April 2010.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
Its: President and Chief Executive Officer

FOURTH AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGOE, INC.

* * * * * * * * *

The undersigned, Albert R. Subbloie, Jr., President and Chief Executive Officer of TANGOE, INC.  (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1.             The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 24, 2008.

2.             The Amended and Restated Certificate of Incorporation, as amended to date, is hereby further amended as follow:

(a)           The introductory paragraph of Article IV is hereby amended by increasing the number of shares of Common Stock that the Corporation has authority to issue from one hundred twenty million four hundred thousand (120,400,000) to one hundred twenty one million twenty five thousand (121,025,000), such that said paragraph shall read as follows:

“ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) one hundred twenty one million twenty five thousand (121,025,000) shares of Common Stock, $.0001 par value per share (“Common Stock”) and (ii) seventy million eight hundred forty six thousand one hundred eighty four (70,846,184) shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

(b)           The first paragraph of Section C of Article IV is hereby amended by increasing the number of authorized shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) from eleven million forty thousand two hundred eighteen (11,040,218) shares to eleven million six hundred sixty-five thousand two hundred eighteen (11,665,218) shares.

3.             This Fourth Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 24th day of January 2011.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
Its: President and Chief Executive Officer

2

FIFTH AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGOE, INC.

* * * * * * * * *

The undersigned, Albert R. Subbloie, Jr., President and Chief Executive Officer of TANGOE, INC. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1.             The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 24, 2008.

2.             The Amended and Restated Certificate of Incorporation, as amended to date, is hereby further amended as follow:

(a)           The introductory paragraph of Article IV is hereby amended by increasing the number of shares of Common Stock that the Corporation has authority to issue from one hundred twenty-one million twenty five thousand (121,025,000) to one hundred twenty-eight million twenty-five thousand (128,025,000), such that said paragraph shall read as follows:

“ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) one hundred twenty-eight million twenty-five thousand (128,025,000) shares of Common Stock, $.0001 par value per share (“Common Stock”) and (ii) seventy million eight hundred forty six thousand one hundred eighty four (70,846,184) shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

3.             This Fifth Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 28th day of January, 2011.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
Its: President and Chief Executive Officer

SIXTH AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGOE, INC.

* * * * * * * * *

The undersigned, Albert R. Subbloie, Jr., President and Chief Executive Officer of TANGOE, INC. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

1.             The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 24, 2008.

2.             The Amended and Restated Certificate of Incorporation, as amended to date, is hereby further amended as follow:

(a)           The introductory paragraph of Article IV is hereby amended by increasing the number of shares of Common Stock that the Corporation has authority to issue from one hundred twenty-eight million twenty five thousand (128,025,000) to one hundred twenty-eight million seven hundred seventy-five thousand (128,775,000), such that said paragraph shall read as follows:

“ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) one hundred twenty-eight million seven hundred seventy-five thousand (128,775,000) shares of Common Stock, $.0001 par value per share (“Common Stock”) and (ii) seventy million eight hundred forty six thousand one hundred eighty four (70,846,184) shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

3.             This Fifth Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 25th day of March, 2011.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
Its: President and Chief Executive Officer